Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
EXECUTION

AMENDMENT NUMBER SIX
to the
Second Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement
dated as of February 2, 2022
between
BANK OF AMERICA, N.A.
and
LOANDEPOT.COM, LLC
THIS AMENDMENT NUMBER SIX (this “Amendment”) is made as of September 20, 2024, by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Second Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of February 2, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.
WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and
WHEREAS, as of the date hereof, Seller represents to Purchaser that, after giving effect to this Amendment, it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of September 23, 2024 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:
(a)Section 1 of the Agreement is hereby amended by deleting the definitions of “Daily Simple SOFR”, “Expiration Date” and “U.S. Government Securities Business Day” thereof in their respective entireties and replacing them with the following, respectively:
“Daily Simple SOFR”: With respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source), plus the applicable SOFR Adjustment.
“Expiration Date”: The earliest of (i) September 22, 2025, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which SIFMA recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(b)Section 9(a)(xi) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(xi)Neither Seller nor any of its Affiliates, officers, directors, partners or members, (i) is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person) that (A) is currently the subject of any economic sanctions administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions or (ii) is engaging or will engage in any dealings or transactions prohibited by Sanctions or will directly or indirectly use the proceeds of any transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions;
(c)Annex A to the Agreement is hereby amended by deleting such annex in its entirety and replacing it with Exhibit A hereto.
SECTION 2.Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.
SECTION 3.Conditions Precedent. This Amendment shall be effective as of the Amendment Effective Date, upon Purchaser’s receipt of this Amendment, executed and delivered by a duly authorized officer of Seller and Purchaser.
SECTION 4.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
SECTION 5.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 6.Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the Amendment Effective Date, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Potential Default or Event of

Default or servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents.
SECTION 7.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.
SECTION 8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 9.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Purchaser of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
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IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser By:/s/ Adam Robitshek Name: Adam Robitshek Title: Director	LOANDEPOT.COM, LLC, as Seller By:/s/David Hayes Name: David Hayes Title: CFO

Signature Page to Amendment No. 6 to Second A&R Purchase and Sale Agreement (BANA/loanDepot)

EXHIBIT A

Annex A

PURCHASER NOTICES
[***]

SELLER NOTICES

[***]

Annex A-1